EXHIBIT 21

BARNES GROUP INC.

CONSOLIDATED SUBSIDIARIES
as of December 31, 2016

Name	Jurisdiction of Incorporation
AS Monterrey, S.de R.L. de C.V.	Mexico
Associated Spring (Tianjin) Company, Ltd.	China
Associated Spring (UK) Ltd.	United Kingdom
Associated Spring Asia Pte. Ltd.	Singapore
Associated Spring Corporation	United States - Connecticut
Associated Spring do Brasil Ltda.	Brazil
Associated Spring Mexico, S.A.	Mexico
Associated Spring Raymond (Shanghai) Co., Ltd.	China
Associated Spring Raymond GmbH	Germany
Barnes Corporation	United States - Connecticut
Barnes Financing Delaware LLC	United States - Delaware
Barnes Group (Bermuda) Limited	Bermuda
Barnes Group (Delaware) LLC	United States - Delaware
Barnes Group (Germany) GmbH	Germany
Barnes Group (Scotland) Limited	Scotland
Barnes Group (Thailand) Ltd.	Thailand
Barnes Group (U.K.) 2 Limited	United Kingdom
Barnes Group (U.K.) Limited	United Kingdom
Barnes Group Acquisition GmbH	Germany
Barnes Group Canada Corp	Canada
Barnes Group Finance Company (Bermuda) Limited	Bermuda
Barnes Group Finance Company (Delaware)	United States - Delaware
Barnes Group Holding LLC	United States - Delaware
Barnes Group Inc.	United States - Alabama
Barnes Group Luxembourg (No. 1) S.à r.l.	Luxembourg
Barnes Group Luxembourg (No. 2) S.á r.l.	Luxembourg
Barnes Group Spain, S.R.L.	Spain
Barnes Group Switzerland GmbH	Switzerland
Barnes Industrial Group India Private Limited	India
Barnes Korea Ltd.	Korea
Blitz F16-34 GmbH	Germany
Curtiss Industries (U.K.) Limited	United Kingdom
Foboha (Germany) GmbH	Germany
Foboha (Switzerland) AG	Switzerland
Foboha US, Inc.	United States - Delaware

Foboha (Suzhou) Co. Ltd	China
Heinz Hänggi GmbH, Stanztechnik	Switzerland
HPE S.p.A.	Italy
Manner Hong Kong Limited	Hong Kong
männer Japan Co. Ltd.	Japan
Manner USA, Inc.	United States - Georgia
Otto Männer GmbH	Germany
Otto Männer Immobilien GmbH	Germany
Otto Männer Innovation GmbH	Germany
Otto Männer Präzisionsformenbau AG, Schweiz	Switzerland
Priamus System Technologies AG	Switzerland
Priamus System Technologies GmbH	Germany
Priamus System Technologies LLC	United States - Ohio
Raymond Distribution-Mexico, S.A. de C.V.	Mexico
Ressorts SPEC SAS	France
Schmidl Werkzeug-und Vorrichtungsbau GmbH & Co. KG	Germany
Seeger-Orbis GmbH & Co. OHG	Germany
Strömsholmen AB	Sweden
Synventive Acquisition BV	Netherlands
Synventive Acquisition GmbH	Germany
Synventive Acquisition Inc.	United States - Delaware
Synventive Acquisition UK Ltd.	United Kingdom
Synventive Acquisition Unlimited	United Kingdom
Synventive BV	Netherlands
Synventive Fertigungstechnik GmbH	Germany
Synventive Holding BV	Netherlands
Synventive Holding GmbH	Germany
Synventive Holding Limited	United Kingdom
Synventive Holding SAS	France
Synventive Molding Solutions (Suzhou) Co., Ltd.	China
Synventive Molding Solutions BV	Netherlands
Synventive Molding Solutions Canada, Inc.	Canada
Synventive Molding Solutions Co., Ltd.	Hong Kong
Synventive Molding Solutions GmbH	Germany
Synventive Molding Solutions JBJ Private Limited	India
Synventive Molding Solutions K.K.	Japan
Synventive Molding Solutions LDA	Portugal
Synventive Molding Solutions Limited	United Kingdom
Synventive Molding Solutions LLC	United States - Delaware
Synventive Molding Solutions Ltda	Brazil
Synventive Molding Solutions Pte Ltd.	Singapore

Synventive Molding Solutions S.R.L.	Italy
Synventive Molding Solutions s.r.o.	Czech Republic
Synventive Molding Solutions SAS	France
Synventive Molding Solutions SL	Spain
Synventive Molding Solutions, Inc.	United States - Delaware
Synventive Parent Inc.	United States - Delaware
The Wallace Barnes Company	United States - Connecticut
Thermoplay Brasil Sistemas de Injecao Ltda	Brazil
Thermoplay Deutschland GmbH	Germany
Thermoplay France S.a.r.l.	France
Thermoplay Hot Runner Systems (Beijing) Co. Ltd	China
Thermoplay India Private Limited	India
Thermoplay Portugal Unipessoal Lda	Portugal
Thermoplay S.p.A.	Italy
Thermoplay U.K. Ltd.	United Kingdom
Windsor Airmotive Asia Pte. Ltd.	Singapore

The foregoing does not constitute a complete list of all subsidiaries of the registrant. The subsidiaries that have been omitted do not, if considered in the aggregate as a single subsidiary, constitute a “Significant Subsidiary” as defined by the Securities and Exchange Commission.